Exhibit 99.1

July 25, 2016

Shell Midstream Partners, L.P. Announces Acquisition of Interest in Explorer Pipeline

Houston, July 25, 2016 (GLOBE NEWSWIRE) — Shell Midstream Partners, L.P. (NYSE: SHLX) announced today that it has agreed to acquire a 2.62% equity interest in Explorer Pipeline Company (Explorer). The acquisition will be made in connection with Shell Pipeline Company LP’s right, as a current shareholder of Explorer, to acquire a portion of an equity interest divested by another shareholder of Explorer. Shell Pipeline Company LP separately owns and will retain a 35.97% equity interest in Explorer. This acquisition introduces a new refined products line to Shell Midstream Partners’ portfolio.

“Shell Midstream Partners is pleased to bring the Explorer Pipeline into our portfolio. This was an opportunistic acquisition for the partnership that aligns with our strategic intent to diversify our cash flows and bring forward accretive deals that complement our footprint,” said John Hollowell, chief executive officer of Shell Midstream Partners.

Explorer is recognized as one of the nation’s leading petroleum products transporters serving more than 70 major cities in 16 states. Its 1,830-mile pipeline transports gasoline, diesel, fuel oil and jet fuel with an average flow that exceeds 600,000 barrels per day. Explorer continues to diversify its portfolio of services for its shippers. Recently, Explorer invested in approximately 18 miles of new pipe to transport diluent in Illinois.

The acquisition is expected to be immediately accretive to unitholders and funded with available cash. The terms of the acquisition were approved by the board of directors of the general partner of Shell Midstream Partners and is expected to close in August 2016 subject to regulatory approvals.

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About Shell Midstream Partners, L.P.

Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners’ assets consist of pipelines, crude tank storage and terminal systems that serve as key infrastructure to transport and store onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from Gulf Coast markets to major demand centers.

Inquiries:

Shell Media Relations

Americas: +1 713 241 4544

Shell Investor Relations

North America: +1 832 337 2034

FORWARD-LOOKING STATEMENTS

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions, including statements regarding the benefits of the transaction, the prospects for the acquired asset and the financing and closing of the transaction. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks,” “schedule,” “seek”, “target”, “could”, “may”, “will,” “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future actions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, July 25, 2016, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.